CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 224 to the Registration Statement of The Advisors' Inner Circle Fund II (Form N-1A: File No. 033-50718) of our report dated March 31, 2017, on the financial statements and financial highlights of Hancock Horizon Burkenroad Small Cap Fund, Hancock Horizon Diversified Income Fund, Hancock Horizon Diversified International Fund, Hancock Horizon Dynamic Asset Allocation Fund, Hancock Horizon International Small Cap Fund, Hancock Horizon Louisiana Tax-Free Income Fund, Hancock Horizon Microcap Fund, Hancock Horizon Mississippi Tax-Free Income Fund, Hancock Horizon Quantitative Long/Short Fund and Hancock Horizon U.S. Small Cap Fund (ten of the series constituting The Advisors' Inner Circle Fund II (the "Funds") included the Funds' Annual Report to shareholders for the year ended January 31, 2017.


                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
May 30, 2017